                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            MAXWELL TECHNOLOGIES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                   MAXWELL
                                 TECHNOLOGIES
                                    LOGO


                           MAXWELL TECHNOLOGIES, INC.
                               9275 SKY PARK COURT
                               SAN DIEGO, CA 92123
                                 ---------------

                NOTICE OF THE 1999 ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON JANUARY 28, 2000
                                 ---------------

To the Shareholders of
Maxwell Technologies, Inc.

    The 1999 Annual Meeting of Shareholders of Maxwell Technologies, Inc., a Delaware corporation (the "Company"), will be held on January 28, 2000 at 10:00 A.M., local time, at the La Jolla Marriott, La Jolla Village Drive, San Diego, California, for the following purposes, all as more fully set forth in the accompanying Proxy Statement:

     1. To elect Kenneth F. Potashner as director of the Company of Class I, to serve until the fiscal year 2002 annual meeting of shareholders and until his successor shall have been duly elected and qualified.

     2. To consider and approve an amendment to the Company's 1995 Stock Option Plan to increase the maximum number of shares reserved for options thereunder by 400,000 shares.

     3. To consider and approve the Company's 1999 Director Stock Option Plan and authorize 75,000 shares for options thereunder.

     4. To consider and approve the Company's 1999 Management Equity Ownership Program.

     5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on December 3, 1999, as the record date for determining shareholders entitled to notice of and to vote at the meeting and any adjournment or adjournments thereof.

                                          By Order of the Board of Directors,


                                          Donald M. Roberts
                                          Secretary

Dated:  December 10, 1999

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                           MAXWELL TECHNOLOGIES, INC.

                               9275 SKY PARK COURT
                           SAN DIEGO, CALIFORNIA 92123
                                 ---------------

                   PROXY STATEMENT FOR THE 1999 ANNUAL MEETING
                 OF SHAREHOLDERS TO BE HELD ON JANUARY 28, 2000
                                 ---------------

                               GENERAL INFORMATION

     This Proxy Statement is being mailed on or about December 15, 1999 to the shareholders of Maxwell Technologies, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be used at the 1999 Annual Meeting of the Shareholders of the Company to be held on January 28, 2000 (the "Meeting") and any adjournment or adjournments thereof. Any proxy given may be revoked at any time prior to the exercise of the powers conferred by it by filing with the Secretary of the Company a written notice signed by the shareholder revoking such proxy or a duly executed proxy bearing a later date. In addition, the powers conferred by such proxy may be suspended if the person executing the proxy is present at the meeting and elects to vote in person. All shares represented by each properly executed and unrevoked proxy received in time for the Meeting will be voted (unless otherwise indicated thereon) in the manner specified therein at the Meeting and any adjournment or adjournments thereof.

     The Company will pay the expenses of soliciting proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares. In addition to the use of the mails, some of the Company's directors, officers and regular employees, without extra compensation, may solicit proxies by telephone, personal interview, or other means.

     The Company's annual report on Form 10-K for the fiscal year ended July 31, 1999 ("fiscal 1999"), as filed with the U.S. Securities and Exchange Commission is being mailed to shareholders concurrently with the mailing of this Notice of Annual Meeting and Proxy Statement. The Form 10-K contains, among other things, financial information regarding the Company and a discussion of developments in the Company's business during fiscal 1999.

                                  VOTING RIGHTS

     The close of business on December 3, 1999 (the "Record Date") has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. On the Record Date, there were outstanding 9,563,984 shares of the Company's Common Stock, $.10 par value ("Common Stock"), all of one class and all of which are entitled to be voted at the Meeting. Holders of such issued and outstanding shares of Common Stock are entitled to one vote for each share held by them.

     The holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. As to all matters, each shareholder is entitled to one vote for each share of Common Stock held. Under Delaware law, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Under the rules of the New York Stock Exchange ("NYSE"), brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and the other matters specified in the foregoing notice for the Meeting.

     With regard to the election of directors, the nominee who receives the greatest number of votes will be elected to the Board. Shareholders are not entitled to cumulate votes. Votes against a candidate, votes withheld and abstentions have no legal effect in the election of directors. In matters other than the election of directors, the matter must be approved by a majority of the votes cast on the matter. Under Delaware law and the Company's bylaws, abstentions are counted as votes cast, and therefore have the same effect as votes against a matter. Broker non-votes, on the other hand, are not considered to be votes cast and have no effect on the outcome of a matter.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each director and nominee for director of the Company, (ii) the two individuals who served as Chief Executive Officer during fiscal 1999 and each of the other four most highly compensated executive officers of the Company, and (iii) all directors and executive officers of the Company as a group. The Company knows of no person (or group of affiliated persons) who beneficially owns more than five percent of the outstanding shares of Common Stock. Information for the officers and directors is as of September 30, 1999. The address for each individual is 9275 Sky Park Court, San Diego, CA 92123.


                                                               SHARES OF COMMON
                                                              STOCK BENEFICIALLY
                                                                OWNED (1)(2)(3)
                    NAME AND ADDRESS OF                    ------------------------
                     BENEFICIAL OWNER                       NUMBER         PERCENT
               -------------------------------             --------        --------
Kenneth F. Potashner...........................             234,796          2.4%
Thomas L. Horgan ...............................             80,046             *
Gregg L. McKee................................               18,600             *
John D. Werderman...............................             28,572             *
Walter P. Robertson............................              38,786             *
Ted Toch........................................             24,000             *
Carlton J. Eibl...................................            2,000             *
Mark Rossi......................................              6,000             *
Karl M. Samuelian...............................             23,774             *
Jean Lavigne ...................................                 -0-            *
All directors and executive officers as
  a group (13 persons)............................          503,149          5.1%


----------

  *Less than one percent.

(1) Information with respect to beneficial ownership is based on information furnished to the Company by each person included in the table or included in filings with the Securities and Exchange Commission. The Company understands that each individual has sole voting and investment power for shares beneficially owned by him, subject to community property laws where applicable.

(2) Shares of Common Stock subject to options which are currently exercisable or exercisable within 60 days of September 30, 1999, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Percentage of ownership is based on 9,560,171 shares of Common Stock outstanding on September 30, 1999.

(3) Shares of Common Stock beneficially owned include options exercisable within 60 days of September 30, 1999 to purchase 77,492 shares granted to Mr. Potashner, 75,233 shares granted to Mr. Horgan, 15,324 shares granted to Mr. McKee, 23,000 shares granted to Mr. Werderman, 24,186 shares granted to Mr. Robertson, 24,000 shares granted to Mr. Toch, 23,334 shares granted to Mr. Samuelian, and 6,000 shares granted to Mr. Rossi and options to purchase 305,969 shares granted to all directors and officers as a group.

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes, with the terms of office of each class ending in successive years. The term of the director currently serving in Class I expires with this Annual Meeting of Shareholders. The directors in Class II and Class III will continue in office until their terms expire at the 2000 and 2001 Annual Meeting of Shareholders, respectively. The director elected in Class I at the Meeting will hold office for a term expiring at the 2002 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

     Holders of Common Stock are entitled to cast one vote for each share held for one nominee for director in Class I. The nominee receiving the greatest number of votes will be elected director of the Company in Class I. It is intended that the shares represented by the enclosed proxy will be voted, unless otherwise instructed, for the election of the nominee named below. While the Company has no reason to believe that the nominee will be unable to stand for election as a director, it is intended that if such an event should occur, such shares will be voted for such substitute nominee as may be selected by the Board of Directors.

     Set forth below is certain information regarding the nominee for director and the other directors of the Company who will continue in office for terms extending beyond the Meeting.

                       NOMINEES FOR ELECTION AS DIRECTORS


                                          PERIOD SERVED AS A DIRECTOR,
                                        POSITIONS AND OTHER RELATIONSHIPS
                                         WITH THE COMPANY, AND BUSINESS
        NAME AND AGE                               EXPERIENCE
        ------------                               ----------
Kenneth F. Potashner, 42            Mr. Potashner has served as a director since
(Class I)                           April, 1996 and as Chairman since April,
                                    1997. From the time he joined the Company in
                                    April, 1996 until November, 1998, he served
                                    Maxwell as President, Chief Executive
                                    Officer and chief operating officer. In
                                    November, 1998, Mr. Potashner was named
                                    chief executive officer of S3 Incorporated,
                                    a manufacturer of embedded graphics
                                    accelerator chips. From 1991 through 1994,
                                    he was Vice President, Product Engineering,
                                    for Quantum Corporation. From 1994 to April
                                    of 1996, he served as Executive Vice
                                    President, Operations, of Conner
                                    Peripherals.


                                        DIRECTORS CONTINUING IN OFFICE



                                          PERIOD SERVED AS A DIRECTOR,
                                        POSITIONS AND OTHER RELATIONSHIPS
                                         WITH THE COMPANY, AND BUSINESS
        NAME AND AGE                               EXPERIENCE
        ------------                               ----------
Mark Rossi, 43                      Mr. Rossi was appointed a director of the
(Class II)                          Company in November, 1997 and elected to a
                                    full term at the Company's Annual
                                    Shareholder Meeting in January, 1998. Mr.
                                    Rossi is a Senior Managing Director of
                                    Cornerstone Equity Investors, L.L.C., a New
                                    York-based private equity firm with assets
                                    under management in excess of $1 billion.
                                    Prior to the formation of Cornerstone Equity
                                    Investors in 1996, Mr. Rossi was President
                                    of Prudential Equity Investors, Inc. Mr.
                                    Rossi's industry focus is on
                                    technology-related and telecommunications
                                    companies. He is a member of the Board of
                                    Directors of True Temper, Inc. and MCMS,
                                    Inc. as well as several privately-held
                                    companies.

Jean Lavigne, 61                    Mr. Lavigne was appointed a director of the
(Class II)                          Company in August, 1999. Mr. Lavigne is Vice
                                    President and Country President in France
                                    for Motorola, Inc., and he is President and
                                    Chief Executive Officer of Motorola, S.A.
                                    Prior to joining Motorola, Mr. Lavigne was
                                    with Digital Equipment Corporation ("DEC")
                                    in Europe where he was responsible for
                                    Interconnect Technology and served as a
                                    member of DEC's European Government Affairs
                                    Team.

 Karl M. Samuelian, 67              Mr. Samuelian has been a director of the
(Class III)                         Company since 1967 and served as Secretary
                                    from that time until June, 1996. From 1978
                                    to June, 1980, he also held the office of
                                    Chairman of the Board of the Company. For
                                    more than five years, Mr. Samuelian has been
                                    a shareholder in the law firm of Parker,
                                    Milliken, Clark, O'Hara & Samuelian, A
                                    Professional Corporation, and a partner in
                                    the predecessor law partnership.

Carlton J. Eibl, 39                 Mr. Eibl was appointed a director in July,
(Class III)                         1998 and named Chief Executive Officer and
                                    President of the Company in November, 1999.
                                    From February 1999 until he formally joined
                                    the Company on December 1, 1999, Mr. Eibl
                                    served as President and Chief Operating
                                    Officer of Stratagene Corporation, a
                                    privately-held biotechnology company. Prior
                                    thereto, Mr. Eibl held various executive
                                    positions with Mycogen Corporation, a
                                    diversified, publicly-held agribusiness and
                                    biotechnology company. Mr. Eibl joined
                                    Mycogen in 1993 as Executive Vice President
                                    and General Counsel. In 1995, he was
                                    appointed President and Chief Operating
                                    Officer and in 1997 he became Chief
                                    Executive Officer. The Dow Chemical Company
                                    acquired Mycogen at the end of 1998.


BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of seven regular and special meetings during fiscal 1999. All directors continuing in office attended more than 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings of all committees of the Board on which he served.

     The Board of Directors has an Audit Committee, the function of which is to assist the full Board in fulfilling its responsibilities with respect to corporate accounting, auditing and reporting practices. In performing such function, the Audit Committee maintains a direct line of communication with the Company's independent auditors. This committee held two meetings during fiscal 1999, and its current members who are continuing, or nominated to continue, in office are Messrs. Rossi, Eibl and Samuelian.

     The Board also has a Compensation Committee that authorizes and reviews officers' compensation. This committee held two meetings during fiscal 1999, and its current members who are continuing in office are Messrs. Rossi and Samuelian.

     The Board also has an Executive Committee empowered to act on behalf of the Board in appropriate circumstances. The current members of the Executive Committee who are continuing in office are Messrs. Potashner and Rossi. The Board has no separately designated Nominating Committee.

COMPENSATION OF DIRECTORS

     Each director of the Company (other than Mr. Potashner and Mr. Eibl who receive no compensation other than that received as officers of the Company) receives compensation of $6,250 per quarter and $1,000 per Board and Committee meeting attended ($500 per Board or Committee telephonic meeting in which such director participates).

     The Board has adopted, and is submitting for shareholder approval at the Meeting, the Maxwell Technologies, Inc. 1999 Director Stock Option Plan (the "Director Option Plan") which authorizes the granting of ten-year options to purchase an aggregate of 75,000 shares of the Company's Common Stock to non-employee directors of the Company during the term of the Director Option Plan which expires in 2009 (see "PROPOSAL TO ADOPT THE 1999 DIRECTOR STOCK OPTION PLAN" below). This plan succeeds a similar director stock option plan that expired in 1999. Under the Director Option Plan, each eligible director automatically receives options to purchase 10,000 shares of Company Common Stock on the first business day following such director's initial Annual Shareholders' Meeting of the Company, and options to purchase 3,000 shares following subsequent Annual Shareholders' Meetings. The Director Option Plan also gives the Board the discretion to approve special options to eligible directors. The option price per share is the fair market value based on the public trading price of such shares on the date of grant. Options granted to directors vest in full on the first anniversary of the date of grant.

     The Company maintains the Maxwell Technologies, Inc. 1994 Director Stock Purchase Plan (the "Director Purchase Plan"), under which directors, other than those who are full-time employees of the Company, have the opportunity to purchase directly from the Company shares of Common Stock at 100% of the public trading price of the shares. An aggregate of 100,000 shares have been authorized for purchase by directors under the plan. The Director Purchase Plan authorizes purchases by eligible directors from and after January 1, 1995, the effective date of the plan, until the earlier of ten years thereafter or the issuance of all shares authorized for purchase. As of July 31, 1999, 47,826 shares remain available for purchase under the Director Purchase Plan.

                       PROPOSAL TO AMEND TO THE COMPANY'S
                             1995 STOCK OPTION PLAN

     The Board of Directors has adopted, subject to shareholder approval, an amendment to the Maxwell Technologies, Inc. 1995 Stock Option Plan (the "1995 Plan") which provides for an increase of 400,000 shares in the number of shares of the Company's Common Stock authorized for grant of options to purchase such shares to key employees of the Company and its subsidiaries, including officers and directors who are also employees.

     On November 22, 1999, the date on which the Board of Directors adopted the proposed amendment, 183,885 shares remained available for grant under the 1995 Plan. On that date the Board amended the Plan, subject to shareholder approval, to add 400,000 shares authorized for the grant of options. After this amendment, the number of shares available under the 1995 Plan for grant of options is 583,885 shares. A total of 1,485,166 shares are currently subject to outstanding employee stock options (including options for 29,920 granted under a prior plan that has terminated).

     The Board of Directors of the Company believes that the Company's ability to grant employee stock options plays a critical role in the ability of the Company to attract and retain key employees by affording them an opportunity to acquire a proprietary interest in the Company. The Company has undergone significant growth in its business operations in the last two years, with a resultant expansion of the employee base from under 500 to approximately 1,000 employees. A critical part of this growth has been the Company's ability to recruit key managers, technical and sales and marketing staff and others needed to sustain the growth environment in a successful fashion. The Board believes that the Company's ability to offer equity incentives is crucial to its ability to attract and retain such key individuals.

TERMS AND CONDITIONS OF THE PLAN

     The 1995 Plan authorizes the granting to key employees during the ten-year period ending on October 23, 2005, of stock options to purchase shares of the Company's Common Stock. Prior to the proposed amendment, the maximum number of shares available for options granted under the 1995 Plan was 1,990,000 shares. After the proposed amendment, the maximum number of authorized shares will be 2,390,000, of which 350,869 shares have already been issued upon the exercise of options, 1,455,246 shares are currently subject to outstanding options, and 583,885 shares are available for future grants of options. The 1995 Plan provides the flexibility for the grant of options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and options which do not so qualify, referred to as "non-qualified stock options."

     The 1995 Plan is administered by the Board of Directors of the Company or, at the discretion of the Board, by a Stock Option Committee appointed by the Board (the "Committee"). The Board of Directors of the Company has delegated the authority to administer the 1995 Plan to such a Committee. Subject to the provisions of the 1995 Plan, the Committee has the authority to determine the employees to whom and the times at which options are granted, the price and terms of and the number of shares covered by each option, and whether it is intended to be an incentive stock option or a non-qualified stock option.

     The number of shares subject to incentive stock options that may become exercisable by any one individual for any calendar year is limited to a dollar value of $100,000 (measured by the fair market value of the shares on the date of grant). Any options becoming exercisable in excess of such limit in any calendar year will be non-qualified stock options.

     The purchase price of shares with respect to which an option is granted under the 1995 Plan and the terms covering payment of such purchase price are determined by the Committee in its sole discretion, but such price may not be less than 100% of the fair market value of the shares on the date the option is granted. Fair market value is defined as the closing selling price for the Common Stock in the public trading market on the date of grant. In the event, however, that an incentive stock option is granted to an employee who, at the time the option is granted, owns stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary, the purchase price of shares with respect to which such option is granted must be at least 110% of the fair market value of the shares on the date of grant.

     Options granted under the 1995 Plan are exercisable in such increments and at such times as the Committee shall specify, provided that in the event of a "change in control" of the Company, as defined in the Plan, options will become fully exercisable. In addition, no incentive stock option may be exercised after the expiration of ten years from the date of grant, or five years from the date of grant with respect to options granted to an employee who owns more than 10% of the outstanding shares of the Company's stock. No non-qualified stock option may be exercised more than eleven years after the date of grant. Shares covered by the unexercised portion of any terminated or expired option may again be the subject of further options under the 1995 Plan.

     Upon any exercise of an option granted under the 1995 Plan, the purchase price of the shares purchased upon such exercise shall be paid in full (i) in cash, (ii) by delivery to the Company of shares of its Common Stock having a fair market value equal to the purchase price or (iii) by a combination of cash and stock. The fair market value of shares of the Company's Common Stock delivered in full or partial payment of the exercise price of an option will be determined by the Committee as of the date of exercise in the same manner by which the fair market value of shares of the Company's Common Stock is determined on the date of grant of an option.

     The Company will receive no consideration upon the grant of any option under the 1995 Plan. Cash proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options granted under the 1995 Plan constitute general funds of the Company which may be used for general corporate purposes.

     Under the 1995 Plan, if an optionee's employment with the Company is terminated for any reason, the number of shares purchasable under any option granted thereunder held by such optionee is limited to the number of shares which are purchasable by him at the date of such termination. If termination of employment occurs for any reason other than such optionee's death, the option will expire unless exercised by him within sixty days after the date of such termination. If termination of employment occurs by reason of death, the option will expire unless exercised by the optionee's successor within one year after the date of death.

     Options granted under the 1995 Plan are exercisable only by the optionee during such optionee's lifetime and are not transferable except by will or the laws of descent and distribution.

     In the event of any change in the Common Stock by reason of recapitalization, reclassification, stock split, combination of shares, stock dividend, or like capital adjustment, the 1995 Plan provides that the Board of Directors shall make appropriate adjustments in the aggregate number, class and kind of shares available for option grants under the 1995 Plan or subject to outstanding options thereunder and also make appropriate adjustments in the per share exercise price of outstanding options.

     In the event of the merger, consolidation or other reorganization of the Company, or in the event of any dissolution or liquidation of the Company, the 1995 Plan provides that the Board of Directors shall elect either to (i) appropriately adjust the number, class, kind and exercise price of shares subject to all outstanding options thereunder and shares which may become subject to options granted thereafter, or (ii) terminate the 1995 Plan and any options theretofore granted thereunder, subject to the right of optionees under the 1995 Plan to exercise, in whole or in part (including the portions of options which may not otherwise have been exercisable due to any insufficient passage of time), their options during a period of not less than thirty days following notification by the Company of the event causing such termination.

     The 1995 Plan may be amended, suspended or terminated by the Board of Directors of the Company at any time, except that no amendment, suspension or termination may affect, without his consent, any right or obligation of an optionee under an option theretofore granted to him, and except that no amendment made without shareholder approval shall (i) increase the maximum number of shares for which options may be granted (except pursuant to adjustments of the types described above), (ii) change the provisions relating to the expiration dates of options, (iii) change the provisions relating to the establishment of the option price (except pursuant to adjustments of the types described above), or (iv) change the expiration date of the 1995 Plan. No options may be granted under the 1995 Plan after its termination on October 24, 2005.

FEDERAL INCOME TAX CONSEQUENCES

     INCENTIVE STOCK OPTIONS. No federal income tax consequences result from the grant of an incentive stock option, and generally the exercise of an incentive stock option will not result in the recognition of income by an optionee. If an optionee satisfies certain holding period requirements for shares acquired upon the exercise of an incentive stock option, the full amount of his gain upon the sale of such shares (measured by the difference between the amount of his proceeds of sale less the exercise price) will normally be treated as long-term capital gain. The Company will not be entitled to any deduction under such circumstances.

     NON-QUALIFIED OPTIONS. No federal income tax consequences result from the grant of a non-qualified stock option. Generally, an optionee will recognize ordinary income upon exercise of a non-qualified stock option in an amount equal to the difference between the fair market value of the shares acquired on the date the option is exercised and the aggregate exercise price for such shares. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by an optionee as a result of the exercise of a non-qualified stock option.

     The preceding discussion under the heading "Federal Income Tax Consequences" is based on federal tax laws and regulations as in effect on the date of this Proxy Statement and does not purport to be a complete description of the federal income tax aspects of the 1995 Plan.

VOTE REQUIRED FOR APPROVAL

     Approval of the proposed amendment to the 1995 Plan by the shareholders of the Company will require the affirmative vote of a majority of the shares of Common Stock present and voting on the proposal at the Meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN.

                              PROPOSAL TO ADOPT THE
                         1999 DIRECTOR STOCK OPTION PLAN

     The Board of Directors has adopted, subject to shareholder approval, the Maxwell Technologies, Inc. 1999 Director Stock Option Plan (the "Director Option Plan"). The Director Option Plan replaces a similar plan that expired during fiscal 1999 and provides for options for 10,000 shares to be granted to each non-employee director following the Annual Shareholder Meeting at which such individual is first elected to the Board. Continuing directors will be granted options for 3,000 shares on the day following each Annual Shareholder Meeting. A total of 75,000 shares of Common Stock have been authorized for the grant of options under the Director Option Plan.

     The Board of Directors believes that the Director Option Plan provides an important incentive to attract qualified individuals to serve as members of the Board. During the last few years, the Board has undergone significant change in its membership to align the skills and experience of the directors with the orientation of the Company towards large commercial markets for its products and services. The ability to grant options to directors will assist the Company in attracting and retaining Board members with the background and experience necessary to assist the Company in achieving its strategic goals.

TERMS AND CONDITIONS OF THE PLAN

     The Director Option Plan authorizes the granting during the period commencing on August 31, 1999, the date of its adoption by the Board of Directors of the Company, and concluding on the tenth anniversary thereof, of stock options to purchase an aggregate of 75,000 shares of the Company's Common Stock. Persons who are incumbent directors of the Company who are not at the time employees of the Company or any subsidiary of the Company are the only persons eligible to participate in the Director Option Plan. As of the date of this Proxy Statement options to purchase a total of 75,696 shares are outstanding under the option plan for directors which expired in August, 1999.

     The Director Option Plan is administered by the Board of Directors of the Company which has the authority, subject to the terms of the Director Option Plan, to prescribe, amend and rescind rules and regulations pertaining to the Plan and the administration thereof. The Director Option Plan provides that each non-employee director will automatically receive annual grants of options to purchase 3,000 shares of the Company's Common Stock on the first business day following the scheduled organizational meeting of the Board of Directors of the Company (which is the first meeting of the Board following the Company's Annual Meeting of Shareholders), provided that any eligible director on the date of any such annual grant who was not a member of the Board of Directors on the date of the preceding grant of options under the Director Option Plan and who was not an employee of the Company at any time after the date of such preceding grant will receive an initial grant of options to purchase 10,000 shares of the Company's Common Stock. In addition, the Director Option Plan provides that the Board can approve special grants of options to eligible directors.

     The purchase price of shares covered by an option granted under the Director Option Plan is the fair market value (as defined in the Plan) of the Company's Common Stock on the date of grant of the option. Generally, fair market value is defined as the closing selling price for such stock in the public trading market on the date of grant.

     Each option granted under the Director Option Plan becomes exercisable in full on the first anniversary of the date on which it was granted ("Vested Options"), provided that no such option may be exercised after the expiration of ten years from the date of grant. Shares covered by the unexercised portion of any terminated or expired option may again be the subject of further options under the Director Option Plan.

     Upon any exercise of an option granted under the Director Option Plan, the purchase price of the shares purchased upon such exercise shall be paid in full (i) in cash, (ii) by delivery to the Company of shares of its Common Stock having a fair market value equal of the purchase price or (iii) by a combination of cash and stock. The fair market value of shares of the Company's Common Stock delivered in full or partial payment of the exercise price of an option will be determined by the Board of Directors as of the date of exercise in the same manner by which the fair market value of shares of the Company's Common Stock is determined on the date of grant of an option.

     The Company receives no consideration upon the grant of any option under the Director Option Plan. Cash proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options granted under the Director Option Plan constitute general funds of the Company which may be used for general corporate purposes.

     Under the Director Option Plan, if an optionee's service as a director of the Company is terminated for any reason, the number of shares that may be purchased is limited to the shares subject to Vested Options. If termination of service as a director occurs by reason of death, the vested options will expire unless exercised by the optionee's successor within one year after the date of death.

     Options granted under the Director Option Plan are exercisable only by the optionee during such optionee's lifetime and are not transferable except by will or the laws of descent and distribution.

     In the event of any change in the Common Stock by reason of recapitalization, reclassification, stock split, combination of shares, stock dividend, or like capital adjustment, the Director Option Plan provides that the Board of Directors shall make appropriate adjustments in the aggregate number, class and kind of shares available for option grants under the Director Option Plan or subject to outstanding options thereunder and also make appropriate adjustments in the per share exercise price of outstanding options.

     In the event of the merger, consolidation or other reorganization of the Company, or in the event of any dissolution or liquidation of the Company, the Director Option Plan provides that, in the event that outstanding options are not adjusted in the number, class, kind and exercise price of shares nor are substitute options in a successor entity made available, the Director Option Plan will terminate and any options theretofore granted thereunder will terminate, subject to the right of optionees under the Director Option Plan to exercise, in whole or in part (including the portion of options which may not otherwise have been exercisable due to any insufficient passage of time), their options during a period of not less than thirty days following notification by the Company of the event causing such termination.

     The Director Option Plan may be amended, suspended or terminated by the Board of Directors of the Company at any time. The Board of Directors of the Company also has the right to modify, extend or renew outstanding options granted under the Director Option Plan or to authorize the grant of new options in substitution therefor, provided that no such action may affect, without his consent, any right or obligation of an optionee under an option previously granted to him and except that no such power shall be exercised in a manner which would adversely affect the qualification of the Director Option Plan or any other stock related plan of the Company under Rule 16b-3 under the Securities Exchange Act of 1934. No options may be granted under the Director Option Plan after its termination on August 31, 2009.

FEDERAL TAX CONSEQUENCES

     Options granted under the Director Option Plan will not constitute "incentive stock options" as defined in the Internal Revenue Code of 1986, as amended, but rather will constitute "non-qualified" options. No federal income tax consequences result from the grant of a non-qualified stock option. Generally, an optionee will recognize ordinary income upon exercise of a non-qualified stock option in an amount equal to the difference between the fair market value of the shares acquired on the date the option is exercised and the aggregate exercise price for such shares. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by an optionee as a result of the exercise of a non-qualified stock option. The preceding discussion is based on federal tax laws and regulations as in effect on the date of this Proxy Statement and does not purport to be a complete description of the federal income tax aspects of the Director Option Plan.

VOTE REQUIRED FOR APPROVAL

     Approval of the proposed amendment to the Director Option Plan by the shareholders of the Company will require the affirmative vote of a majority of the shares of Common Stock present and voting on the proposal at the Meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S DIRECTOR STOCK OPTION PLAN.

                      PROPOSAL TO ADOPT THE 1999 MANAGEMENT
                            EQUITY OWNERSHIP PROGRAM

     The Board of Directors has adopted, subject to shareholder approval, the 1999 Management Equity Ownership Program (the "Program") which provides for loans from the Company to key executives to assist in the purchase of Company Common Stock. The Board believes that the Company and the shareholders will benefit from a greater ownership interest on the part of the senior management. The purpose of the Program is to encourage and facilitate a significant increase in the investment by management in Company Common Stock, thereby aligning the interests of management with the shareholders. Purchases of stock will be financed by full-recourse, interest-bearing loans from the Company, resulting in an element of investment risk that generally is not found in other executive incentive plans. Executives participating in the Program will be fully at risk, both on the upside and on the downside, on the value of the stock purchased and will be required to repay loans from the Company in full.

     The Program provides for loans from the Company in a total amount outstanding at any point in time not to exceed $900,000 to assist eligible executives in the purchase of stock in the public trading market. Eligibility will be limited to the Company's chief executive officer and other executive officers and management personnel selected by the Board. The amount of loans available will vary from $300,000 for the chief executive officer to $100,000 each for executive officers and $50,000 each for other management personnel. The principal amount of loans under the Program that are repaid will again be available for additional loans during the term of the Program.

     Under the Program, an eligible executive must acquire shares in the public trading market in order to receive a loan in an amount up to the purchase price of the shares, not to exceed the applicable maximum under the Program. The loans are full recourse loans secured by the shares or other acceptable collateral. Full recourse loans require the borrower to be personally liable for the full amount of the loan, regardless of the value of the shares purchased with the proceeds of the loan. Principal and accrued interest under the loans are payable in annual installments over a four-year period and bear interest at the "applicable federal rate" within the meaning of Section 1274(d) of the Internal Revenue Code of 1986, as amended. The applicable federal rate is currently 6.2% per annum. If all or a portion of the shares purchased with the proceeds of a loan under the Program are sold, a proportionate amount of the loan will be accelerated and become due and payable. In addition, if a loan recipient voluntarily terminates employment with the Company or is terminated from employment by the Company with cause, any loan to that individual under the Program will be accelerated and become due and payable in full.

     The Program is administered by the Board of Directors. The Board has the authority to amend or terminate the Program, but no such amendment or termination will impact outstanding loans without agreement of the loan recipient. Unless terminated earlier by the Board, the Program will terminate ten years after its adoption.

VOTE REQUIRED FOR APPROVAL

     Approval of the Program by the shareholders of the Company will require the affirmative vote of a majority of the shares of Common Stock present and voting on the proposal at the Meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE MANAGEMENT EQUITY OWNERSHIP PROGRAM.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the compensation earned by the two individuals who served as the Company's Chief Executive Officer during fiscal 1999 and its four other most highly compensated executive officers (the "Named Executive Officers") whose total salary and bonus for fiscal 1999 exceeded $100,000, for services rendered to the Company and its subsidiaries in all capacities during that fiscal year.


                                             SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                                              ---------------------------------
                                              ANNUALCOMPENSATION (1)                             STOCK OPTION
                                       ----------------------------------        RESTRICTED       GRANTS (4)          ALL OTHER
NAME AND POSITION             YEAR      SALARY        BONUS       OTHER(2)    STOCK AWARDS(3)   (NO. OF SHARES)   COMPENSATION (5)
-----------------             ----      ------        -----       --------    ---------------   ---------------   ----------------
Kenneth F. Potashner (6)      1999    $ 339,062     $ 181,875     $ 5,142     $        -0-            -0-          $    50,000
  Chief Executive Officer,    1998      469,877       495,009       4,038              -0-         200,000             170,000
   Chairman of the Board,     1997      400,004       400,000       2,850         190,000           50,000             361,031
   Director

Thomas L. Horgan (6)          1999      260,841       156,416       6,600              -0-         227,890                  -0-
   Chief Executive Officer,   1998      192,123        86,051       3,000              -0-           2,000              50,000
   President, Director        1997      180,083        81,630         -0-              -0-           9,000              19,254

Gregg L. McKee.               1999      207,795        85,664       4,486              -0-          24,000                  -0-
   Vice President             1998      197,242       108,724       8,286              -0-           2,000              35,439
                              1997      167,990        82,617         -0-              -0-          10,000              49,863

John D. Werderman             1999      185,782        94,610       4,625              -0-          24,000              50,000
   Vice President             1998      170,160        68,065       5,495              -0-          12,000              17,598
                              1997      121,162        38,166         -0-              -0-          59,000              37,475

Walter P. Robertson           1999      177,085        94,475       3,217              -0-          24,000                 -0-
    Vice President            1998      175,349        83,400       7,153              -0-           2,000                 -0-
                              1997      165,713        69,228         -0-              -0-          69,000                 -0-

Ted Toch (7)                  1999      182,211       101,628         430              -0-          24,000              10,286
   Vice President             1998       10,096         8,413         -0-              -0-          80,000                 -0-


--------
(1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers under the Company's Savings Plan and Deferred Compensation Plan.

(2) Amounts in this column consist of matching contributions made by the Company under its Savings Plan. They do not include the dollar value of certain perquisites and other personal benefits, securities or property the recipient received as personal benefits. Although such amounts cannot be determined precisely, the Company has concluded that the aggregate amount thereof does not exceed as to any of the named individuals the lesser of $50,000 and 10% of the total salary and bonus paid to such individual for fiscal 1999.

(3) Mr. Potashner was awarded 10,000 shares of restricted stock in fiscal 1997, which restricted shares vest 25% one year after grant and each month thereafter an additional 1/48 of the total number of shares granted become vested. Mr. Potashner has full voting power and dividend rights with respect to all of the restricted stock. At July 31, 1999, Mr. Potashner held a total of 98,437 shares of such restricted stock having a value based on the closing price of the Company's Common Stock on that date of $2,559,362.

(4) Options shown in this column are options to purchase shares of Common Stock of Maxwell Technologies, Inc. granted under the Company's 1995 Stock Option Plan. Several individuals in the table also received options in fiscal 1997 to purchase common stock in the Company's operating subsidiaries as follows: Mr. Potashner - 100,000 shares in each of Maxwell Energy Products, Inc. ("Energy Products"), I-Bus, Inc. ("I-Bus"), Maxwell Technologies Systems Division, Inc. ("Systems") and Maxwell Information Systems, Inc. ("Information Systems"); Mr. Horgan - 33,750 shares in Pure Pulse Technologies, Inc. ("PurePulse") and 37,500 shares in each of Energy Products, I-Bus, Systems and Information Systems; Mr. McKee - 125,000 shares in Energy Products, 22,500 shares in PurePulse and 25,000 shares in each of I-Bus, Systems and Information Systems; Mr. Werderman - 25,000 shares in Energy Products, 100,000 shares in I-Bus, 25,000 shares in Information Systems, 22,500 shares in PurePulse and 50,000 shares in Systems; Mr. Robertson - 100,000 shares in Systems, 22,500 shares in PurePulse and 25,000 shares in each of Energy Products, I-Bus and Information Systems. In fiscal 1998 Mr. Toch was granted options to purchase 100,000 shares of common stock in PurePulse. Mr. Potashner received options in fiscal 1996 to purchase 150,000 shares of PurePulse common stock.

(5) For Mr. Potashner, represents amounts paid or accrued in fiscal 1997 for relocation expenses including certain carrying and sale-related costs for his former residence, and related tax offset payments; and in fiscal 1998 and fiscal 1999 for certain non-qualified retirement benefits. For Mr. Horgan, the fiscal 1998 amount is a loan from the Company made at point of hire, which was forgivable two years after Mr. Horgan's fiscal 1996 hire date. For Mr. Werderman, the fiscal 1999 amount is a loan from the Company made at point of hire, which was forgivable two years after Mr. Werderman's fiscal 1997 hire date. For Mr. Horgan for fiscal 1996, Mr. McKee for fiscal years 1998 and 1999, Mr. Werderman for fiscal years 1998 and 1997 and Mr. Toch for fiscal year 1999, the amounts are reimbursements of relocation expenses (including reimbursement of brokerage commissions on the sale of a residence). During fiscal 1999 Mr. Werderman received a loan of $50,000 from the company which is forgivable if Mr. Werderman remains employed with the Company through August 31, 2000.

(6) In November, 1998, Mr. Potashner stepped down from his positions of Chief Executive Officer, President and Chief Operating Officer and continues as Chairman, with an on-going executive role with the Company. In April, 1999, Mr. Horgan was appointed Chief Executive Officer, President and Chief Operating Officer. Mr. Horgan resigned from these positions in November, 1999.

(7)  Mr. Toch was hired as an executive officer in fiscal year 1998.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows information on grants of options to purchase stock of the Company pursuant to the 1995 Stock Option Plan to those Named Executive Officers who received options during fiscal 1999. Pursuant to Securities and Exchange Commission rules, the table also shows the value of the options at the end of the ten year option terms if the stock price were to appreciate annually by 5% and 10%, respectively. These assumed values may not reflect actual value at the times indicated.


                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                             PERCENTAGE OF                                           ANNUAL RATES OF
                                             TOTAL OPTIONS                                             STOCK PRICE
                                              GRANTED TO        EXERCISE                            APPRECIATION FOR
                              OPTIONS        EMPLOYEES IN         PRICE         EXPIRATION             OPTION TERM
            NAME            GRANTED (1)       FY 1999 (2)      (PER SHARE)           DATE           5%         10%
---------------------       -----------       -----------      -----------      -----------    -------------------------
Thomas L. Horgan              227,890            34.16%            25.00        05/21/2009       $2,654,948  $7,602,229

Gregg L. McKee                 24,000             3.60%            22.50        05/21/2009          339,603     860,621

John D. Werderman              24,000             3.60%            22.50        05/21/2009          339,603     860,621

Walter P. Robertson            24,000             3.60%            22.50        05/21/2009          339,603     860,621

Ted Toch                       24,000             3.60%            22.50        05/21/2009          339,603     860,621


----------

(1) These options are either incentive stock options or non-qualified stock options and were granted at a purchase price no less than the fair market value of the underlying Company Common Stock based on the closing trading price of such stock on the date of grant. The options have a term of ten years. The increments in which the options are exercisable are determined by the committee that administers the plan.

(2) Total options include options covering 24,000 shares of Company Common Stock granted in fiscal 1999 to directors of the Company under the Director Stock Option Plan.

FISCAL YEAR END OPTION VALUES

     Shown below is information on each Named Executive Officer with respect to
(i) the value of stock options exercised by such person in fiscal 1999, measured in terms of the closing price of the Company's Common Stock on the date of exercise, and (ii) the value of unexercised options to purchase the Company's Common Stock held by such person on July 31, 1999, measured in terms of the closing price of the Company's Common Stock on that date.


                                                                        NUMBER OF UNEXERCISED              VALUE OF UNEXERCISED
                                 SHARES                                    OPTIONS HELD AT               IN-THE-MONEY OPTIONS AT
                                ACQUIRED                                  JULY 31, 1999 (1)                 JULY 31, 1999 (1)
                               ON EXERCISE        VALUE          ---------------------------------   -----------------------------
            NAME             (NO. OF SHARES)     REALIZED         EXERCISABLE       UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
     -------------------     --------------      --------        -------------      --------------   -------------   -------------
    Kenneth F. Potashner          97,923        $2,342,790           58,495            194,662        $  580,942     $    932,951


    Thomas L. Horgan                 -0-               -0-           56,243            230,647           805,418          489,222


    Gregg L. McKee                21,276           386,195           15,324             41,400           202,650          335,175


     John D. Werderman            14,000           396,500           10,000             56,000            62,925          437,325


    Walter P. Robertson           14,400           306,628           13,572             49,028           164,043          506,419


    Ted Toch                         -0-               -0-           24,000             80,000            70,488          248,472


----------

(1) Does not include options held by the Named Executive Officers to purchase shares of common stock in five of the Company's operating subsidiaries under the stock option plans of such subsidiaries. All options held by these individuals under such subsidiary stock option plans were granted in fiscal 1997, except for options to purchase 150,000 shares of common stock of the Company's PurePulse Technologies, Inc. subsidiary granted to Mr. Potashner in fiscal 1996, and 100,000 shares of common of the Company's PurePulse Technologies, Inc. subsidiary granted to Mr. Toch in fiscal 1998, and are described in footnote (4) to the Summary Compensation Table. With the exception of Mr. Potashner's and Mr. Toch's PurePulse options, of which 90,000 and 25,000 shares, respectively, were exercisable, 50% of such subsidiary options described in said footnote (4) were exercisable within 60 days of July 31, 1999. No public market exists for the common stock of any of the Company's subsidiaries. For purposes of the above table, no value has been attributed to the subsidiary stock options.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the five year cumulative total return to shareholders on the Company's Common Stock with the five year cumulative total return on the NASDAQ and a peer group of comparable companies identified therein.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
        AMONG MAXWELL TECHNOLOGIES, INC., NASDAQ, AND INDUSTRY PEER GROUP
                         YEARS ENDING JULY 31, 1994-1999


CRSP Total Returns Index for:        07/1994   07/1995   07/1996   07/1997   07/1998   07/1999
-----------------------------        -------   -------   -------   -------   -------   -------
Maxwell Technologies, Inc.            100.0      93.9     157.6     563.6     609.1     630.3
Nasdaq Stock Market (US & Foreign)    100.0     138.8     150.4     221.8     258.8     364.9
Self-Determined Peer Group            100.0     166.9     120.9     165.6     127.8     174.3

Companies in the Self-Determined Peer Group
     ADAPTIVE BROADBAND CORP                COHERENT INC
     CUBIC CORP                             1 L C TECHNOLOGY INC
     KAMAN CORP                             TITAN CORP
     WATKINS JOHNSON CO

NOTES:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding day is used.
    D. The index level for all series was set to $100.0 on 07/29/1994.

REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

     As described in more detail below, the Company's executive compensation consists of three principal components--base salary and annual incentive compensation as determined by the Compensation Committee of the Board of Directors and stock option awards as determined by the Stock Option Committee of the Board of Directors. During fiscal 1999, the Compensation Committee also acted as the Stock Option Committee.

     The compensation policies of the Company are designed to set its executive compensation, including salary and short-term and long-term incentive programs, at a level consistent with amounts paid to executive officers of companies of similar size and business orientation and consistent with marketplace requirements to attract and retain management personnel with the experience and background to drive the commercialization of the Company's technologies. In this regard, the compensation policies of the Company are particularly designed to link executive officer bonus compensation to the Company's performance in the short-term and to emphasize compensation from equity, primarily employee stock options, for long-term incentives.

     The Company's policy is to qualify executive compensation to be deductible under applicable provisions of the Internal Revenue Code of 1986. However, occasionally, in hiring a key individual such as the chief executive officer, one or another component of the compensation package may not fully qualify for deductibility under such provisions. Under those circumstances, the Board may conclude that inclusion of this element of compensation is an important factor in the Company's ability to secure the services of the particular individual and is therefore in the Company's best interest, notwithstanding the potential inability to deduct the particular component of compensation.

     The three principal components of the Company's executive compensation are as follows:

(1) BASE SALARY. Base salary is intended to be set at a level consistent with amounts paid to executive officers of companies of comparable size and business areas and generally reflective of the performance of the Company and the individual. Salaries for executive officers are reviewed on an annual basis. Base salary (and annual incentive bonus compensation) during fiscal 1999 for Mr. Potashner and Mr. Horgan, each of whom was Chief Executive Officer for part of the year, were set forth in their respective employment agreements discussed below. Mr. Eibl's base salary and annual bonus incentive for the balance of the current fiscal year after he formally joins the Company as President and Chief Executive Officer on December 1, 1999 is set forth in his employment agreement described below.

(2) ANNUAL INCENTIVE COMPENSATION. The Company fell slightly short of the revenue and earnings per share target in fiscal 1999 for target bonus payout to executive officers, and other than for the CEO, bonuses of just under 50% of base compensation were paid. The determination of the exact percentage was at the discretion of the CEO. Pursuant to their respective employment contracts described below and based on the percentage of the revenue and earnings targets achieved, for fiscal 1999, Mr. Potashner received a bonus of $181,875, or just under 100% of his base compensation, prorated for the time he served in the Chief Executive Officer capacity, and Mr. Horgan received $156,416, or just under 100% of his base compensation, prorated for the time he served in the Chief Executive Officer capacity. For fiscal 1999, the Compensation Committee adopted a bonus plan for executive officers similar to that in fiscal 1998, with a range of new revenue and earnings per share performance targets established.

(3) LONG TERM INCENTIVE COMPENSATION/STOCK OPTIONS. The Company's long-term incentive program consists of a stock option program pursuant to which the Chief Executive Officer and other executive officers (as well as other key employees) are periodically granted stock options at the then fair market value of the Company's Common Stock. In addition, the Company adopted a program in early fiscal 1997 for the one-time award to executives of stock options in the Company's operating subsidiaries. These option programs are designed to reward and retain executive officers over the long-term and to link the value of the incentive to increases in the value of the subsidiaries and in the Company's stock price over time, benefiting shareholders as a whole.

                                                        Dated: November 29, 1999

                                         COMPENSATION AND STOCK OPTION COMMITTEE

                                         Carlton J. Eibl
                                         Karl M. Samuelian
                                         Mark Rossi

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1999, the Compensation Committee consisted of Messrs. Samuelian, Rossi and Eibl, and the current members of such committee are Messrs. Samuelian and Rossi. None of the members of the Compensation Committee served as an officer or employee of the Company or its subsidiaries during the past fiscal year, and there were no compensation committee interlocks with other companies within the meaning of the Securities and Exchange Commission's rules during the past fiscal year.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     MR. EIBL. In November 1999, the Company entered into an Employment Agreement ("Agreement") with Carlton J. Eibl pursuant to which Mr. Eibl is to become the President and Chief Executive Officer of the Company effective December 1, 1999. The Agreement requires Mr. Eibl to perform duties associated with the office of chief executive of the Company plus other duties or positions as the Board of Directors may require. The Agreement provides for a base salary of $425,000 per year, reviewed annually, with an annual bonus opportunity targeted at 100% of base salary, to be determined by the Board of Directors. Such bonus will be based on financial and non-financial performance targets set by the Board of Directors. The Agreement provides for the grant of special, non-qualified options to purchase 294,030 shares of the Company's common stock at an exercise price of $8.75 per share, with four year vesting at the rate of 1/48 of the total number of shares per month commencing with December, 1999, as long as Mr. Eibl is with the Company.

     Under the Agreement, Mr. Eibl will become immediately vested in all the options, and receive payments equal to twice his annual salary then in effect, in the event a "change of control" occurs and either his compensation or responsibilities are reduced or the Company's principal place of business is moved outside of San Diego County. A "change of control" is defined as the acquisition by a person or group of a majority of the Company's stock by direct purchase or through merger, the liquidation or sale of substantially all of the assets of the Company or a change in the majority of the members of the Board of Directors other than through membership changes determined by the Board itself. If Mr. Eibl is terminated without cause prior to the second anniversary date of the Agreement, he will be paid two times his annual base salary in effect on the date of termination and his stock options will continue to vest until the second anniversary date of his Agreement. If the termination occurs after the second anniversary date of the Agreement, he will receive the average of the total annual compensation (annual base salary plus bonuses earned) for the preceding two years. If Mr. Eibl voluntarily resigns or is terminated for cause, he will be paid only such salary and accrued vacation pay as is then due him.

     MR. HORGAN. The Company entered into an Employment Agreement with Mr. Horgan upon his appointment as President and Chief Executive Officer in April, 1999. Mr. Horgan resigned from his positions with the Company in November, 1999, and under the Employment Agreement, he will receive a total of $700,000, representing an amount equal to twice his annual salary then in effect. In addition, Mr. Horgan will continue to vest in a portion of the stock options covering 227,890 shares granted to him pursuant to the Employment Agreement. Such options vest at the rate of 1/48 of the total shares each month commencing with April, 1999, and will continue to vest at that rate through April, 2001, after which the vested options must be exercised within 60 days or they will expire.

     MR. POTASHNER. In March, 1996, the Company entered into an Employment Contract ("Contract") with Kenneth F. Potashner pursuant to which Mr. Potashner became the President and Chief Executive Officer of the Company effective April 26, 1996. In November, 1998, Mr. Potashner stepped down from his position as Chief Executive Officer and agreed with the Board to continue as Chairman, as well as, for a period of time, in an active, although less than full time, executive role with the Company. Mr. Potashner has received an annual base salary of $250,000 for the period in which he has continued in such executive role. Mr. Potashner currently holds a total of 98,437 shares of restricted stock granted under the Contract and options under the Company's 1995 Stock Option Plan for a total of 351,594 shares. Both the restricted shares and the options are subject to four-year vesting schedules. Vesting will continue during the period in which Mr. Potashner is active with the Company in an executive, consulting or other role. In addition, Mr. Potashner is entitled to non-qualified retirement benefits payable in installments following the termination of his employment equal, in the aggregate, to 10% of the total of his annual salary and target bonus each year under the Contract. A total of $240,000 has been earned under this provision through the end of fiscal 1999.

     Under the Contract, Mr. Potashner will be immediately fully vested in the restricted shares and stock options in the event that a "change of control" occurs and certain other conditions are met. A "change of control" is defined as the acquisition by a person or group of a majority of the Company's stock by direct purchase or through a merger, the liquidation or sale of substantially all of the assets of the Company or a change in a majority of the members of the Board of Directors other than through membership changes determined by the Board itself.

OTHER PROGRAMS

     In September, 1998, the Board adopted a policy involving the purchase by the Company of shares of Company common stock from officers and directors. Under the policy, such individuals may tender shares on selected days during the Company's open trading windows, and if the Compensation Committee of the Board determines that purchases of such shares are then in the best interest of the Company, the Company will buy such shares at a price $.25 below the closing trading price on that day. No individual may sell shares to the Company under the policy in excess of 50% of his total share ownership at the time the policy was adopted.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP, independent auditors ("E&Y"), were the Company's auditors in fiscal 1999.

     The Company has engaged E&Y as its auditors for the current fiscal year; provided, however, that if E&Y shall decline to act or otherwise become incapable of acting, or if its engagement is otherwise terminated by the Board of Directors (none of which events are currently anticipated), the Board of Directors will appoint other auditors for the fiscal year.

     Representatives of E&Y will be present at the meeting with an opportunity to make a statement if they desire to do so and such representatives will be available to respond to appropriate questions from shareholders in attendance.

                              SHAREHOLDER PROPOSALS

     Shareholders may present proposals for inclusion in the proxy statement and form of proxy to be used in connection with the 2000 Annual Meeting of Shareholders of the Company, provided such proposals are received by the Company no later than August 23, 2000 and are otherwise in compliance with applicable laws and regulations. If a shareholder notifies the Company in writing prior to November 1, 2000, that he or she intends to present a proposal at the Company's 2000 Annual Meeting of Shareholders, the proxyholders designated by the Board of Directors may exercise their discretionary voting authority with regard to the shareholder's proposal only if the Company's proxy statement discloses the nature of the shareholder's proposal and the proxyholder's intentions with respect to the proposal. If the shareholder does not notify the Company by such date, the proxyholders may exercise their discretionary voting authority with respect to the proposal without such discussion in the proxy statement.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be presented at the meeting.

                                              By Order of the Board of Directors

                                                       Donald M. Roberts
                                                           Secretary





Dated: December 10, 1999

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                            AMENDMENT NUMBER FOUR TO
                           MAXWELL TECHNOLOGIES, INC.
                             1995 STOCK OPTION PLAN



         The Maxwell Technologies, Inc. 1995 Stock Option Plan (the "Plan") is hereby amended in the following respects:

         1. COMMON STOCK SUBJECT TO OPTIONS.

         The maximum number of shares authorized under the Plan for grant of options as set forth in paragraph 4 of the Plan entitled "Common Stock Subject to Options", consisting of 1,990,000 shares of the Company's Common Stock as previously amended, is hereby adjusted to a maximum of 2,390,000 shares of the Company's Common Stock.

         2. EFFECT OF AMENDMENTS.

         This amendment to the Plan shall be effective as of November 22, 1999, subject to the approval of the shareholders of Maxwell Technologies, Inc., at the Annual Shareholder's Meeting on January 28, 2000. Except to the extent specifically modified herein, the Plan shall remain in full force and effect.


                                                  MAXWELL TECHNOLOGIES, INC.


                                                  By: /s/ Donald M. Roberts
                                                  Donald M. Roberts, Secretary


                                                  Date: November 22, 1999

                           MAXWELL TECHNOLOGIES, INC.
                         1999 DIRECTOR STOCK OPTION PLAN

1.       PURPOSE

         The purpose of this Director Stock Option Plan (the "Plan") of Maxwell Technologies, Inc. (the "Company"), is to encourage ownership in the Company by its outside directors whose services are considered essential to the Company's continued progress and thus to provide them with a further incentive to continue to serve as directors of the Company. The Plan is also intended to assist the Company through utilization of the incentives provided by the Plan to attract and retain experienced and qualified candidates to fill vacancies in the Board which may occur in the future. The Plan is intended to be a "formula plan"for purposes of ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act") and the interpretations thereof by the Staff or the Securities and Exchange Commission.

2.       ADMINISTRATION

         The Plan will be administered by the Board of Directors (the "Board") of the Company.

         Subject to the express provisions of the Plan, the Board will have authority to amend, suspend or terminate the Plan; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions of the respective option agreements (which need not be identical); and to make all other determinations necessary or advisable for the administration of the plan. The interpretation and construction of the Plan, and any determination made by the Board in administering and interpreting the provisions of the Plan, and of any option granted hereunder, shall be conclusive and binding.

3.       PARTICIPATION IN THE PLAN

         Persons who are now or shall become incumbent directors of the Company who are not at the time employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan (hereinafter "eligible directors"). A director of the Company shall not be deemed to be an employee of the Company solely by reason of the existence of a consulting contract between such director and the Company or any subsidiary thereof pursuant to which the director agrees to provide consulting services as an independent consultant to the Company or its subsidiaries on a regular or occasional basis for a stated consideration. The term "director" as used in this Plan shall include a "director emeritus".

4.       STOCK SUBJECT TO THE PLAN

         The stock subject to the Plan shall consist of 75,000 shares of the $.10 par value Common Stock of the Company ("Common Stock"). Such shares may, as the Board shall from time to time determine, be either authorized and unissued shares of Common Stock or issued shares of Common Stock which have been reacquired by the Company.

5.       STOCK OPTIONS

         Each option granted under this Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

                A. AUTOMATIC GRANT DATES. Options shall be granted to each eligible director automatically on the first business day after the organizational meeting of the Board in each year, which is the first meeting of the Board following the Company's Annual Meeting of Shareholders (hereinafter a "Grant Date").

                B. NUMBER OF SHARES. The initial grant of options under this Plan for each eligible director on the first Grant Date on which such individual is an eligible director shall constitute a grant of options to purchase 10,000 shares of Common Stock. Thereafter each annual grant to each such eligible director on succeeding Grant Dates shall constitute a grant of options to purchase 3,000 shares of Common Stock.

                C. DISCRETIONARY GRANTS. In addition to automatic grants under
Section 5(A) above, the Board may, from time to time, grant options to one or more eligible directors to purchase such number of shares as the Board shall determine, subject to all of the terms and conditions of the Plan (other than Section 5(A) and Section 5(B) above). The Grant Date for such discretionary options shall be the date on which the Board approves the grant.

                D. OPTION PRICE PER SHARE. All options granted hereunder shall be exercisable at a price per share equal to the Fair Market Value of the Common Stock on the date of the grant of the option. "Fair Market Value" for purposes of this Plan shall be defined as the mean between the closing bid and asked quotations for such stock (or the closing selling price for such stock, if applicable) on the Grant Date (as reported by a newspaper of general circulation or a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations (or reported closing selling price) on the Grant Date, then upon the basis of the mean between the closing bid and asked quotations (or the closing selling price, as the case may be,) on the date nearest preceding the Grant Date. In the event that the Company's Common Stock shall become listed and traded upon a recognized securities exchange, then the Fair Market Value shall be determined upon the basis of the closing selling price at which shares of the Common Stock were traded on such recognized securities exchange on the date of grant or, if the Common Stock was not traded on said date, upon the basis of the closing selling price on the date nearest preceding the date of grant.

                E. TRANSFERABILITY. Except as provided below, each option granted under the Plan by its terms shall be exercisable during the lifetime of the optionee only by him and shall not be transferable by the optionee in whole or in part, by sale, assignment, pledge or otherwise, except by will, or by the laws of descent and distribution, nor be made subject to execution, attachment, or similar process. Notwithstanding the foregoing, the Board may, in its discretion, limit or eliminate these restrictions on transferability to the extent such restrictions are not at the time required for the Plan to continue to meet the requirements of Rule 16b-3 or otherwise result in adverse consequences to the Company.

                F. PERIOD OF OPTION. Each option granted under this Plan shall become exercisable on the first anniversary of the date upon which it was granted. Except for earlier termination as provided below, no option shall be exercisable after the expiration of ten years from the date upon which such option was granted. In the event of the death of an optionee, the option privileges of said optionee shall be limited to the shares which were immediately purchasable by such optionee at the date of death and such option shall terminate unless exercised by said optionee's successor within one (1) year after the date of death. In the event that an optionee ceases to serve as a director of the Company other than by reason of death, the option privileges of such optionee shall be limited to the shares which were immediately purchasable by him at the date of such termination. If any option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan.

                  G. EXERCISE OF OPTIONS. Options may be exercised only by written notice delivered to the Company at its corporate office and the exercise price of each option being exercised shall be paid in full upon exercise, including any federal, state, and/or local income tax withholding amount due and shall be payable in cash in United States dollars (including check, bank draft or money order); provided, however, that in lieu of such cash the person exercising the option may pay the option price in whole or in part by delivering to the Company shares of the Common Stock. For this purpose, the Common Stock shall be treated as having a Fair Market Value on the date of exercise of the stock option, determined as provided in Section 5(D), except that no shares of the Common Stock which have been held for less than six months may be delivered in payment of the option price of an option, if that would result in adverse accounting or tax consequences to the Company as determined by the Board, in its sole discretion. Delivery of shares may also be accomplished through the effective transfer to the Company of shares held by a broker or other agent. The Company will also cooperate with any person exercising an option who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the option are sold through the broker or other agent or under which the broker or other agent makes a loan to such person. Notwithstanding the foregoing, the exercise of the option shall not be deemed to occur and no shares of the Common Stock will be issued by the Company upon exercise of the option until the Company has received payment of the option price in full. The number of shares of the Common Stock deemed issued upon an exercise paid for with shares shall be the number of shares issued upon exercise less the number of shares delivered in satisfaction of the exercise price. No options may be exercised as a fraction of a share.

                H. NONSTATUTORY OPTIONS. No option granted hereunder shall constitute an incentive stock option" as that term is defined in the Internal Revenue Code of 1986, as amended.

6.       MODIFICATION, EXTENSION, AND RENEWAL OF OPTIONS

         The Board shall have the power to modify, extend, or renew outstanding options and authorize the grant of new options in substitution therefor, provided that such power may not be exercised in a manner which would (i) alter or impair any rights or obligations of any option previously granted without the written consent of the optionee or (ii) adversely affect the qualification of the Plan or any other stock-related plan of the Company under Rule 16b-3 or any successor provision.

7.       LIMITATION OF RIGHTS

                A. NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the existence of the Plan nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

                B. NO STOCKHOLDERS' RIGHTS FOR OPTIONEES. Neither an optionee nor his representative shall have rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him or his representative of a stock certificate therefor, and except as provided in Paragraph 8 below, no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

8.       ADJUSTMENTS

                (i) In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, dividend or other distribution payable in capital stock, an appropriate adjustment shall be made by the Board in the number, kind and exercise price of shares for the purchase of which options have theretofore been or may thereafter be granted under the Plan.

                (ii) In the event that the Company shall determine to merge, consolidate or enter into any other reorganization with or into any other corporation, or in the event of any dissolution or liquidation of the Company, and in the further event that neither (i) appropriate adjustment is made in the number, kind and exercise price of shares for the purchase of which options have theretofore been granted under the Plan, nor (ii) does the surviving entity (which may be the Company) tender to any holder of options, substitute options to purchase shares or equity interests of the surviving entity which substituted options shall contain terms substantially preserving the rights and benefits (including economic value) of the options outstanding hereunder, plus any reasonable changes to reflect the circumstances of the surviving entity, then the Plan and any options theretofore granted under the Plan shall terminate as of the date of such merger, consolidation, reorganization, dissolution or liquidation, provided that written notice of such event shall have been given to each optionee not less than five (5) days prior to the date of such event. If the Plan will be terminated as contemplated in the preceding sentence, each optionee shall have the right during the period commencing on the date the notice referred to above is given and concluding on the date of such merger, consolidation, reorganization, dissolution or liquidation, as the case may be, to exercise such optionee's outstanding and unexercised options, including for any shares as to which such options would not otherwise have been exercisable on such date.

                (iii) All adjustments and determinations under this Paragraph 8 shall be made by the Board, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding and conclusive.

9.       EFFECTIVE DATE AND DURATION OF THE PLAN

         The effective date of the Plan shall be the date of its adoption by the Board of Directors of the Company; provided, however, that in the event that shareholder approval of the Plan is not secured on or before the first anniversary of such adoption, the Plan shall thereupon terminate. Any options granted prior to the aforesaid shareholder approval being secured shall be subject to such approval being secured. The Plan shall terminate ten (10) years after the effective date of the Plan (the "Automatic Termination Date") unless earlier terminated due to a lack of shareholder approval or discontinuance by the Board. No option may be granted during any suspension or termination of the Plan. The rights of the holders of any options outstanding on the date of termination of the Plan shall not be affected thereby.

10.      USE OF PROCEEDS

         The proceeds received by the Company from the sale of the Common Stock pursuant to the exercise of options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

11.      COMPLIANCE WITH LAW, ETC.

         Notwithstanding any other provision of this Plan or agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under this Plan prior to fulfillment of the following conditions:

                (i) The satisfaction of withholding tax or other withholding liabilities;

                (ii) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

                (iii) The satisfaction of any conditions imposed by any stock exchange on which the Common Stock is listed or any quotation system which quotes the price of the Common Stock;

                (iv) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

12.      NOTICE

         Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

13.      GOVERNING LAW

         This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

                           MAXWELL TECHNOLOGIES, INC.

                    1999 MANAGEMENT EQUITY OWNERSHIP PROGRAM

1.       PURPOSE

         The Maxwell Technologies, Inc. 1999 Management Equity Ownership Program (the "Program") is intended to promote the long-term growth and financial success of Maxwell Technologies, Inc. (the "Company") and to strengthen the link between the interests of management and the Company and its stockholders by:

         - providing senior management of the Company and its Subsidiaries with an opportunity to increase their ownership of the Company's Common Stock; and

         - providing this opportunity in a manner that is designed to align senior management's investment risk with the Company's financial performance.

2.       DEFINITIONS

         Except where the context otherwise indicates, the following definitions apply:

         "Board" means Board of Directors of the Company or, for purposes of administering the Program after delegation by the Board, the Compensation Committee of the Board.

         "Cause" means termination for any of the following reasons:

                   (i) commission of an act of theft, fraud or material dishonesty or misconduct involving the property or affairs of the Company or the carrying out of Participant's duties; or

                   (ii) conviction of a felony; or

                   (iii) refusal or failure to implement any reasonable directive issued by the Board and failure to remedy the refusal or failure within 15 days of receipt of written notice thereof; or

                   (iv) obtaining of any personal profit by Participant or his family arising out of or in connection with a transaction to which the Company or any of its Subsidiaries is a party or with which it is associated without making disclosure to and obtaining prior written consent of the Company.


         "Common Stock" means the Common Stock, $0.10 par value per share, of the Company.

         "Disability" means the inability of the Participant to perform his or her normal duties of employment as a result of incapacity as determined by the Board.

         "Effective Date" means the date the Program is approved by the stockholders of the Company.

         "Interest Rate" means the "applicable federal rate" in effect on the date of a Purchase Loan for loans with a maturity of four years with interest compounded annually, as determined by Section 1274(d) of the Internal Revenue Code of 1986, as amended.

         "Market Price" with respect to a given security shall mean, for any given date (or in the event such date is not a Trading Day, the last Trading Day prior to such date), the closing sale price of such security on such date, as reported in The Wall Street Journal, as reported on the principal national securities exchange or national automated stock quotation system on which such security is traded or quoted.

         "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Participant" means each eligible employee of the Company or any of its Subsidiaries who is designated by the Board to receive a Purchase Loan.

         "Purchase Loan" means an extension of credit to the Participant by the Company evidenced by the Purchase Note and secured by a pledge of the Common Stock purchased by the Participant in accordance with the Program's terms and conditions. Purchase Loans need not be identical and shall be in the form approved by the Board.

         "Purchase Note" means a full recourse promissory note including the terms set forth in Section 6(a).

         "Retirement" shall be as defined by the Board.

         "Service" means employment with the Company or its Subsidiaries.

         "Subsidiary" means a corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

         "Tax Rate" means, at the time of determination, the maximum marginal effective combined federal and state tax rates on ordinary income or capital gains, as the case may be, to which such individual is subject.

         "Termination of Service" means a Participant's termination of Service such that he or she is no longer an employee of either the Company or any of its Subsidiaries for any reason whatsoever.

3.       THE PROGRAM

         The aggregate principal amount of Purchase Loans outstanding at any time under the program shall not exceed $900,000. All repayments of principal (of any type and for whatever reason) of outstanding Purchase Loans extended under the Program shall again become available for further Purchase Loans.

4.       TERM OF THE PROGRAM

         The Program shall become effective upon the approval by the stockholders of the Company. The Program shall terminate on the tenth anniversary of such approval date; provided that Purchase Loans outstanding as of such date shall not be affected or impaired by the termination of the Program.

5.       ELIGIBLE EMPLOYEES

         The chief executive officer of the Company and other executive officers and senior management personnel of the Company and its Subsidiaries who, in the opinion of the Board, can materially influence the long-term performance of the Company and/or its Subsidiaries are eligible to receive a Purchase Loan. The Board shall have the power and complete discretion to select those eligible employees who are to receive Purchase Loans.

6.       LOAN TERMS

         (a) GENERAL. The Company shall extend a Purchase Loan, subject to the terms and conditions set forth in this Section 6, to Participants who purchase Common Stock in the public trading market. The original principal amount of the Purchase Loan shall be equal to the purchase price paid by the Participant to acquire such Common Stock. The Purchase Loan will be made no later than the first Trading Day following the purchase date. Each Purchase Loan shall be evidenced by a Purchase Note with full recourse against the maker. The obligations of each Participant under a Purchase Note shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any change in the existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or the market value of the Common Stock or any resulting release or discharge of any obligation of the Company or the existence of any claim, set-off or other rights which any Participant may have at any time against the Company or any other person, whether in connection with the Program or with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or counterclaim.

         Notwithstanding anything to the contrary in this Section 6, the Company shall not be required to make any Purchase Loan to a Participant if the making of such Purchase Loan would (i) cause the Company to violate any covenant or similar provision in any indenture, loan agreement or other agreement, or (ii) violate any applicable federal, state or local law or regulation.

         (b) AMOUNTS. Purchase Loans shall be limited in principal amounts outstanding at any point in time to $300,000 for the chief executive officer, $100,000 each for other corporate executive officers and $50,000 each for other management personnel.

         (c) SECURITY. Payment of each Purchase Note shall be secured by a pledge of all of the Common Stock acquired by the Participant to which the Purchase Loan relates or by some other form of collateral approved by the Board. If the Purchase Loan is secured by a pledge of Common Stock, the Participant shall effect such pledge by delivering to the Company (i) the certificate or certificates for the applicable shares of Common Stock, accompanied by a duly executed stock power in blank, (ii) a properly executed stock pledge agreement, and (iii) such other documents as may be required by the Board. If the Purchase Loan is secured by some other form of collateral than Common Stock, then the Company's security interest in such collateral shall be effected as determined by the Board.

         A Participant shall always have the right to sell the Common Stock securing a Purchase Loan provided that (i) such sales are in accordance with the Company's trading policies and applicable securities laws, (ii) the Company shall have a security interest in the proceeds of such sale to the extent of any outstanding Purchase Loan, and (iii) the proceeds of any such sale are utilized in the manner provided in Section 6(f)(ii). Prior to payment in full of the outstanding balance on the Purchase Note (including accrued and unpaid interest), no Common Stock or other collateral pledged to the Company under the stock pledge agreement shall be released except pursuant to Section 6(f)(ii).

         (d) INTEREST. Interest on the principal balance of each Purchase Loan will accrue annually, in arrears, at the Interest Rate. Except as provided in subsections (f) and (g) of this Section 6, accrued interest shall be payable with each installment of principal and at maturity.

         (e) TERM. The term of each Purchase Loan shall begin on the date specified in subsection (a) of this Section 6 and, subject to prepayment as provided in subsections (f), (g) and (h) of this Section 6, mature on the fourth anniversary of such date. The principal balance of the Purchase Loan shall be payable in installments as provided in the Purchase Note, with interest on the unpaid balance payable as provided in Section 6(d). The Board shall have the discretion to grant Purchase Loans with payments of principal and accrued but unpaid interest due in a lump sum at the end of the loan term.

         (f) PREPAYMENT OBLIGATIONS OTHER THAN TERMINATION OF SERVICE.

                  (i) DIVIDENDS AND DISTRIBUTIONS. To the extent the Participant receives cash dividends or other distributions (other than liquidating distributions) paid in cash on the Common Stock securing a Purchase Loan, the Participant shall be entitled to retain such dividend or distribution with no prepayment of the related Purchase Loan.

                  (ii) SALE OF COMMON STOCK. In the event a Participant sells some or all of the Common Stock securing a Purchase Loan, the full pre-tax amount of the proceeds of such sale shall be applied to prepay the Purchase Loan to the extent of the outstanding balance of principal and accrued interest thereon. In the event that the Participant sells all the Common Stock securing a Purchase Loan and the proceeds of any such sale are inadequate to fully pay the principal and accrued interest thereon, such loan will become due and payable in full 30 days after such sale unless the Participant provides substitute collateral satisfactory to the Board. A transfer of a Participant's Common Stock to a revocable trust as to which the Participant retains voting and investment power (which powers of revocation, voting and investment may be shared with the Participant's spouse) or a transfer to joint ownership with such Participant's spouse shall not be deemed a sale for purposes of this Section 6(f)(ii), although such Common Stock shall remain pledged to secure the Purchase Loan.

                  (iii) OPTIONAL PREPAYMENTS. The Participant may prepay all or any portion of a Purchase Loan at any time.

                  (iv) APPLICATION OF PREPAYMENTS. All prepayments made to the Company pursuant to this Section 6(f) shall first be applied to pay accrued interest on the Purchase Loan and then to reduce the principal balance due on the Purchase Loan. Any prepayment of a remaining balance shall be applied to the principal payments due thereon in chronological order of maturity.

         (g) PREPAYMENT OBLIGATIONS ON TERMINATION OF SERVICE. In the event of Participant's Termination of Service for any reason except (1) Retirement, (2) Disability, or (3) termination by the Company without Cause, any outstanding balance (including accrued and unpaid interest) of the Purchase Loan to such Participant shall be due and payable on the later of (i) the 30th day following the date of Termination or (ii) the day following the first date on which the Participant may sell the Common Stock securing the Purchase Loan without incurring liability under the federal securities laws, including Section 16 of the 1934 Act, (limited, in the case of Section 16, to liability relating to purchases or sales of Common Stock or any derivative security occurring prior to the Termination of Service). There shall be no prepayment obligation incurred solely as a result of a Participant's Termination of Service for any of the reasons mentioned in the first sentence of this Section 6(g) prior to maturity of a Purchase Loan. All prepayments under this Section 6(g) shall be applied as provided in Section 6(f)(iv).

7.       PROGRAM ADMINISTRATION.

         The Program shall be administered by the Board. Subject to the provisions of the Program, the Board shall interpret the Program and make such rules as it deems necessary for the proper administration of the Program, shall make all other determinations necessary or advisable for the administration of the Program and shall correct any defect or supply any omission or reconcile any inconsistency in the Program in the manner and to the extent that the Board deems desirable to carry the Program into effect. Among other things, the Board shall have the authority, subject to the terms of the Program, to determine (i) the individuals to whom the Purchase Loans are offered, (ii) the basis for any Termination of Service, and (iii) the forms, terms and provisions of any documents utilized under the Program. Any action taken or determination made by the Board pursuant to this paragraph and the other paragraphs of the Program in which the Board is given discretion shall be final and conclusive on all parties. The Board may consult with counsel, who may be counsel to the Company, and such other advisors as the Board may deem necessary and/or desirable, and the members of the Board shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel or any other advisor.

8.       AMENDMENT AND DISCONTINUANCE OF THE PROGRAM.

         The Board may amend, suspend or terminate the Program at any time, subject to the provisions of this Section 8. No amendment, suspension or termination of the Program may, without the consent of the Participant, adversely affect such Participant's rights under any outstanding Purchase Loans in any material respect.

9.       MISCELLANEOUS PROVISIONS.

         (a) EMPLOYMENT NOT GUARANTEED. Nothing contained in the Program nor any related agreement nor any action taken in the administration of the Program shall be construed as a contract of employment or as giving a Participant any right to be retained in the Service of the Company.

         (b) NONASSIGNABILITY. No person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey any interest in the Program.

         (c) SEPARABILITY, VALIDITY. In the event that any provision of the Program or any related document is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Program or any related document.

         (d) APPLICABLE LAW. The Program, any Purchase Loans extended pursuant thereto and any related documents shall be governed in accordance with the laws of the State of Delaware without regard to the application of the conflicts of law provisions thereof. The obligation of the Company with respect to the grant of Purchase Loans shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without the rules and regulations of any securities exchange on which the Common Stock may be listed.

         (e) INUREMENT OF RIGHTS AND OBLIGATIONS. The rights and obligations under the Program, any Purchase Loans extended pursuant thereto and any related documents shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

         (f) NOTICES. All notices and other communications required or permitted to be given under this Program shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (A) if to the Company--at its principal business address to the attention of the General Counsel; (B) if to any Participant--at the last address of the Participant known to the sender at the time the notice or other communication is sent.

                           MAXWELL TECHNOLOGIES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of MAXWELL TECHNOLOGIES, INC. hereby appoints Carlton J. Eibl and Donald M. Roberts and each of them with full power of substitution to each, proxies of the undersigned to represent the undersigned at the 1999 Annual Meeting of Shareholders of MAXWELL TECHNOLOGIES, INC. to be held on January 28, 2000, at 10:00 A.M., local time, at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California and at any adjournment(s) thereof, with all power, including voting rights, which the undersigned would possess if personally present at said meeting on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR DIRECTOR LISTED ON THE REVERSE SIDE AND FOR PROPOSALS (2), (3) AND (4).

The proxies (or, if only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers hereby conferred.

The undersigned hereby revokes any prior proxy and ratifies and confirms all that the above-named proxies or their substitutes, and each of them, shall lawfully do or cause to be done by virture hereof.

The undersigned hereby acknowledges receipt of the Notice of the 1999 Annual Meeting of Shareholders and accompanying Proxy Statement dated December 10, 1999.

              (Continued and to be signed on the reverse side)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                                                                                             Please mark  ------
                                                                                           your votes as    X
                                                                                            indicated in  ------
                                                                                            this example

                                FOR NOMINEE LISTED    WITHHOLD AUTHORITY                                   FOR    AGAINST   ABSTAIN
                                BELOW                 to vote for nominee
                                                      listed below


(1) Election of one Director         / /                    / /           (2) Approval of the Amendment    / /     / /        / /
of the Company in Class I to                                              to the Company's 1995 Stock
serve until the fiscal year                                               Option Plan increasing the
2002 Annual Meeting of                                                    shares thereunder by 400,000
Shareholders of Maxwell                                                   shares.
Technologies, Inc. and until
his successor is duly elected                                             (3) Approval of the Company's    / /     / /        / /
and qualified.                                                            1999 Director Stock Option Plan
                                                                          and authorizing 75,000 shares
Kenneth F. Potasher                                                       for options thereunder.

                                                                          (4) Approval of the Company's    / /    / /         / /
                                                                          1999 Management Equity
                                                                          Ownership Program.

                                                                          (5) In their discretion, upon    / /    / /        / /
                                                                          all matters as may properly
                                                                          come before the meeting or any
                                                                          adjournment or adjournments
                                                                          thereof.




                                                                                   --------------------------------------------
                                                                                   Please mark, sign, date and return the proxy
                                                                                   card promptly using the enclosed envelope.
                                                                                   --------------------------------------------


    Signature(s)                                                                     Dated
                --------------------------------------------------------------------        ------------------------------
IMPORTANT: In signing this Proxy, please sign your name or names in the same way as shown above. When signing as a fiduciary, please give your full title. If shares are registered in the names of two or more persons, each shoud sign.
